PRESS RELEASE

Synthesis Energy Systems Appoints Donald Bunnell as

Chief Commercial Officer

HOUSTON, July 17, 2013 -- Synthesis Energy Systems, Inc. (Nasdaq: SYMX) ("SES") has appointed Donald Bunnell as chief commercial officer, a newly created position. Mr. Bunnell is a co-founder of SES and a member of the Board of Directors.

In his new role, Mr. Bunnell will focus on developing and closing new and existing commercialization partnership opportunities to address key business verticals through technology licensing, equipment sales and engineering services.

“Global interest in our Company’s gasification technology from potential business vertical partners as well as prospective project owners is growing rapidly,” said Robert Rigdon, president and CEO. “We believe Don’s industry experience, commercial and business development capabilities and intimate knowledge of our technology and company will have a positive impact on our ability to further identify, assess and enter into a series of commercial partnerships. We believe that the addition of Don to the team will enable us to maximize our upside potential.”

Mr. Bunnell is a 20-year veteran of the global energy industry. Until 2011, he served as CEO of SES Asia Pacific. Previously, Mr. Bunnell was the Asia business development vice president for BHP Billiton's aluminum group. Between 1997 and 2001, he served in various capacities including vice president of Enron China's power group, and country manager of Enron Corporation’s power development team. During this time, Mr. Bunnell spent three years leading the Enron/Messer/Texaco consortium for the Nanjing BASF Project. From 1995 to 1997, Mr. Bunnell was a manager with Coastal Power Corporation (now part of El Paso Corporation) in Beijing, where he was involved in development of gas turbine power plants and other power projects. He graduated from Miami University with a B.A. and from the William & Mary School of Law with a J.D.

“Our demonstrated success in China has created important new opportunities that have the potential to rapidly expand our global footprint,” said Mr. Bunnell. “I am excited to resume an operating role with the Company at this critical juncture. I believe SES has the potential to create substantial value for our partners and our shareholders over the next several years and I look forward to working with Robert and the entire team to drive our success.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of the operations of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ joint venture, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners, and its ability to develop its power business unit and marketing arrangement with GE and its other business verticals, steel and renewables. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC

Matthew D. Haines (Investors)

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Richard Anderson

Senior Managing Director

(718) 986-1596

SES@feintuchpr.com